UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

Iconix Brand Group, Inc., a Delaware corporation (the “Registrant”), Moss Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Registrant (“Acquisition Sub”), Mossimo, Inc., a Delaware corporation (“Mossimo”), and Mossimo Giannulli, the founder, majority stockholder and Co-Chief Executive Officer of Mossimo, have entered into an Agreement and Plan of Merger, dated as of March 31, 2006 (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, Mossimo will merge with and into Acquisition Sub (the “Merger”), with Acquisition Sub continuing as the surviving corporation and a wholly-owned subsidiary of the Registrant.

Subject to the terms of the Merger Agreement, (i) the Registrant will acquire all of the outstanding shares of Mossimo (the “Merger”) in consideration for cash and common stock of the Registrant worth $7.50 per share (the “Initial Merger Consideration”), plus, if the Registrant’s common stock does not trade above $18.71 in the 12 month period following the Merger, additional shares of the Registrant’s common stock (the “Additional Merger Consideration”), and (ii) at the effective time of the Merger (the “Effective Time”), each holder of outstanding shares of Mossimo will be entitled to receive the Initial Merger Consideration, consisting of (a) 0.2271139 shares of the Registrant’s common stock, and (b) $4.25 in cash, subject to adjustment if Mossimo has a cash balance of less than $17,000,000 (as defined and adjusted pursuant to the Merger Agreement) at the closing.

The Additional Merger Consideration will become payable if the Registrant’s common stock does not close at or above $18.71 during each day of any twenty consecutive trading day period during the twelve-month period following the Closing (the “Measurement Period”). If the Additional Merger Consideration becomes payable, the Registrant shall be required to issue for the benefit of each holder of Mossimo common stock entitled to the Initial Merger Consideration a number of additional shares of the Registrant’s common stock determined by dividing: (i) the product of (A) the number of shares of the Registrant’s common stock issued to such holder as Initial Merger Consideration multiplied by (B) the difference between (x) $18.71 and (y) the greater of (I) the average of the highest closing sale price of the Registrant’s common stock over any twenty consecutive trading day period during the Measurement Period and (II) the average closing sales price of the Registrant’s common stock as reported on the NASDAQ National Market for the three (3) business days prior to the Closing (the “Registrant’s Average Closing Price”) (the higher stock price in this clause (y) is referred to as the “Actual Price”), by (ii) the Actual Price. The number of shares of the Registrant’s common stock issuable is subject to the limitations set forth in the Merger Agreement.

Subject to the Merger occurring, each unexpired and unexercised option, whether vested or unvested, to purchase shares of Mossimo’s common stock, without regard to whether such option is then exercisable, will be cancelled. Subject to the terms of the Merger Agreement, each former holder of any cancelled Mossimo option shall be entitled to receive, in consideration of the cancellation of such Mossimo option and in settlement therefor, a payment in cash (subject to any applicable tax withholding) of the excess, if any, of $7.50 (subject to the per share amount of any reduction in cash consideration)

over the exercise price per share of Mossimo common stock previously subject to such option. If the Additional Merger Consideration becomes payable pursuant to the Merger Agreement, each holder of a Mossimo option cancelled pursuant to the Merger Agreement who was entitled to a payment therefor will receive a cash payment equal to the per share cash value of the Additional Merger Consideration he or she would have received if such holder had exercised the options prior to the Effective Time, less any applicable tax withholding. The Merger Agreement includes customary representations and warranties and covenants made by the parties to each other.

The completion of the Merger is subject to various closing conditions, including approval by Mossimo’s stockholders, receipt by Mossimo of a fairness opinion, the absence of certain legal impediments to the consummation of the Merger and the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Additional closing conditions include the execution and delivery of (i) a creative director agreement between the Registrant and Mr. Giannulli, and (ii) lock-up agreements and a registration rights agreement among the Registrant, Mr. Giannulli and Edwin Lewis, the Co-Chief Executive Officer of Mossimo. Under the Merger Agreement, Mr. Giannulli agreed to vote the shares of Mossimo common stock owned or held of record by him in favor of the adoption of the Merger, provided, however, that Mr. Giannulli will no longer be obligated to vote in favor of the Merger if the board of directors of Mossimo withdraws its recommendation of the Merger and terminates the Merger Agreement.

The Merger Agreement also contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, Mossimo will be required to pay the Registrant a termination fee of $5 million.

In connection with the proposed Merger, the Registrant and Mossimo intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the filing by the Registrant with the SEC of a Registration Statement on Form S-4 (the "Registration Statement"), which will include a prospectus and related materials to register the shares to be issued in exchange for Mossimo shares, and Mossimo plans to file with the SEC and mail to its stockholders a proxy statement/prospectus relating to the proposed transaction (the “Proxy Statement/Prospectus”). The Registration Statement and the Proxy Statement/Prospectus will contain important information about the Registrant, Mossimo, the Merger, the Merger Agreement and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by the Registrant and Mossimo through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available from the Registrant by contacting Investor Relations at www.iconixbrand.com, by mail to 1450 Broadway, 4th Floor, New York, New York 10018 or by telephone at 212-730-0030 and from the Registrant by contacting Investor Relations at www.mossimo.com, by mail to 2016 Broadway, Santa Monica, California 90404 or by telephone at 310-460-0050.

The description of the Merger, the Merger Agreement and related matters in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Registrant or Mossimo. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreement. In addition, the Merger Agreement is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits.

Exhibit 2.1*	-	Merger Agreement dated as of March 31, 2006 by and among Iconix Brand Group, Inc., Moss Acquisition Corp., Mossimo, Inc., and Mossimo Giannulli

*The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b) (2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Neil Cole
	Name:	Neil Cole
	Title:	CEO

Date: April 6, 2006